Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2023, with respect to the consolidated financial statements included in the Annual Report of Airspan Networks Holdings Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said reports in the Registration Statements of Airspan Networks Holdings Inc. on Forms S-8 (File No. 333-256137 and File No. 333- 260327).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

March 16, 2023